EXHIBIT  10.1
                             Stock Bonus Agreement

                                FIRST AMENDMENT

     THIS INSTRUMENT amends the Stock Bonus Agreement ("Agreement") entered into by and between BancorpSouth, Inc. (the "Company") and AUBREY B. PATTERSON ("Patterson"), on January 30, 1998, pursuant to the approval of the Company's board of directors (the "Board") on January 26, 2000, to be effective on January 30, 2000.

                                   RECITALS:

     WHEREAS, the Company has awarded shares of common stock of the Company, $2.50 par value, ("Common Stock") to Patterson under the terms of the Agreement, and provided that such shares would be restricted and subject to a risk of forfeiture for a period of ten years, unless the shares became vested sooner pursuant to the achievement of performance criteria specified under the Agreement;

     WHEREAS, the Company desires to modify the vesting schedule to increase the number of shares of Common Stock that become vested at the time that the performance criteria is satisfied, and to reduce the overall performance period of the Agreement so that all services contemplated thereunder will be completed by April 1, 2003; and

     WHEREAS, the Company further wishes to modify the language of the Agreement to reflect the two for one split of Common Stock that occurred on May 1, 1998 so that the 35,000 shares awarded to Patterson in the original Agreement were converted to the equivalent of 70,000 shares;

     NOW, THEREFORE, in consideration of the premises set forth herein and other mutual agreements and good and valuable consideration hereinafter set forth, the Company and Patterson hereby agree that paragraphs 2 and 3 of the Agreement shall be modified and restated as follows, effective January 30, 2000:

     2. Term. The term of this Agreement shall be from January 21, 1998, until April 1, 2003. This Agreement is not an employment contract. The existence of this Agreement shall not affect in any way the Company's right to discharge Patterson.

     3. Bonus Compensation; Stock Ownership. The Company does hereby award to Patterson 70,000 shares of Common Stock (35,000 shares prior to stock split on May 1, 1998) in consideration for the performance of services to the Company, provided that such shares shall be subject to the restrictions and risks of forfeiture described herein. Such shares shall be held by the Company or by an escrow agent, which may be BancorpSouth Bank or another third-party that is acceptable to Company and Patterson (any of such entities shall be referred to herein as the "Escrow Agent"); provided that any agreement between the Company and the Escrow Agent shall be consistent with the terms of this Agreement and shall not impose any restrictions or risks of forfeiture that are not set forth herein. The Company shall transfer to the Escrow Agent shares of Common Stock that are either authorized but unissued shares or shares held in the treasury of the Company. From and after the date that shares are held for Patterson's benefit by the Escrow Agent, Patterson shall have no right to transfer the shares or any other right to the shares except that Patterson shall be entitled to receive notices of all meetings of shareholders and vote the shares at such meetings and to receive dividends paid with respect thereto. However, Patterson shall have full, nonforfeitable rights in such Common Stock upon the soonest of (i) the expiration of this Agreement pursuant to Section 2, (ii) the termination of this Agreement pursuant to Section 6(b), or (iii) the satisfaction of the performance criteria set forth in Section 3(a).

          (a) On and after April 1, 2000, the Common Stock held by the Escrow Agent shall become nonforfeitable and shall be released to Patterson April 1 of each year at the rate of 14,000 shares per year, provided that the Company achieves either a .9% Return on Average Assets or a 12.825% Return on Average Equity for the prior fiscal year of the Company. If such performance incentives are not achieved for a fiscal year, the shares that would have been released shall be held by the Escrow Agent and continue to be held by the Escrow Agent until this Agreement terminates pursuant to Section 2 or Section 6.

         (b) In the event Patterson voluntarily terminates his employment with the Company other than as provided in Section 6(b) hereof, or if this Agreement is terminated by the Company pursuant to
     Section 6(a)(i) hereof prior to April 1, 2003, Patterson shall retain full ownership of the shares of Common Stock that have been released to him by the Escrow Agent, but shall forfeit all right, title and interest in and to any shares of Common Stock still held by the Escrow Agent, which shares shall be delivered to the Company to be held in treasury or to be canceled as shall be determined by the Board.

          (c)     In the event this Agreement is terminated pursuant to
     Section 6(b) hereof prior to April 1, 2003, Patterson shall be entitled to receive all shares of Common Stock held by the Escrow Agent as of such termination date and shall be entitled to retain full ownership of all such shares of Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                       BANCORPSOUTH, INC.



                                       By:   ------------------------------


                                       Its:
                                             ------------------------------


                                       ------------------------------------
                                       AUBREY B. PATTERSON